Exhibit 10.20

FULFILLMENT CENTER SERVICE AGREEMENT

THIS FULFILLMENT CENTER SERVICE AGREEMENT (the “Agreement”) is made and entered into as of January 28, 2026 (the “Effective Date”), by and between:

PRIMEGEN US INC, a corporation organized and existing under the laws of DELAWARE, with its principal place of business at 2917 S. Daimler Street, Santa Ana, CA 92705 (“Client”), AND J R RAPID PRINT INC, a corporation organized and existing under the laws of CALIFORNIA, with its principal place of business at 909A S. Cucamonga Ave., Suite A-104, Ontario, CA 91761 (or such other address as notified to Client from time to time) (“Provider”).

1. SCOPE OF SERVICES

1.1 Fulfillment and Operational Hosting Services. Provider agrees to provide Fulfillment and Operational Services to Client. These services are broadly defined to include, but are not limited to: (i) Fulfillment Center Services: General oversight of order processing and logistics coordination; (ii) Facility Hosting: Providing and hosting space for Warehouse operations and Office use; (iii) Inventory and Storage: Management of storage systems and general inventory control; and (iv) Logistics Support: Coordination of inbound and outbound logistics.

1.2 Excluded Expenses and Additional Costs. The Monthly Fee (as defined in Section 2) covers the Provider’s facility availability, general management, and operational hosting. Direct out-of-pocket expenses are NOT included in the Monthly Fee. Such excluded expenses include, but are not limited to: (i) Freight and Logistics: Third-party shipping fees, freight forwarding, and courier costs; (ii) Direct Labor Costs: Wages or fees for specific operational labor (e.g., packing staff, event setup labor) incurred specifically for Client’s projects; and (iii) Office and Material Expenses: Direct office expenses, packaging materials, and printing costs.

1.3 Reimbursement of Expenses. Any actual expenses incurred by Provider in the performance of the Services (including the Direct Labor Costs and Freight mentioned above) shall be reimbursed by Client. Provider shall submit a separate invoice for such actual expenses, and Client agrees to pay such invoices in accordance with the payment terms herein.

2. COMPENSATION

2.1 Monthly Service Fee. In consideration for the Fulfillment and Operational Hosting Services, Client agrees to pay Provider a fixed, flat monthly fee of USD $8,000.00 (the “Monthly Fee”).

2.2 Payment Terms. The Service Fee shall be due and payable in advance on the 1st day of each month. All payments shall be made via direct deposit to the Consultant’s bank account as set forth in the copy of the Consultant’s voided check attached hereto as Appendix A.

3. INDEPENDENT CONTRACTOR Provider is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship between the Parties.

4. CONFIDENTIALITY Provider agrees not to disclose any non-public, confidential information of Client acquired during the term of this Agreement to any third party without Client’s prior written consent, except as required by law.

5. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CLIENT: PRIMEGEN US INC

Signature:

Name:	Title:

PROVIDER: J R RAPID PRINT INC

Signature:

Name:	Title:

APPENDIX A

PROVIDER’S BANK ACCOUNT INFORMATION

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P A G E 2